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Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                    We have issued our report dated March 30, 2020, with respect to the consolidated financial statements included in the Annual Report of Neovasc Inc. on Form 20-F for the year ended December 31, 2019. We consent to the incorporation by reference of said report into the Registration Statements on Form F-10 (File No. 333-226013) and Form S-8 (File No. 333-226075) of Neovasc Inc.

/s/ Grant Thornton LLP

Chartered Professional Accountants
Vancouver, Canada
March 30, 2020

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  Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM